AMENDMENT NO. 1
PARTICIPATION AGREEMENT
     The Participation Agreement (the “Agreement”), dated June 1, 2010, by and among AIM Variable Insurance Funds (Invesco Variable Insurance Funds), a Delaware Trust (“AVIF (IVIF)”), Invesco Distributors, Inc., a Delaware corporation (“INVESCO”), The Ohio National Life Insurance Company, an Ohio life insurance company (“LIFE COMPANY”), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an “Account,” and collectively, the “Accounts”); and Ohio National Equities, Inc., an affiliate of LIFE COMPANY and the principal underwriter of the Contracts (“UNDERWRITER”) (collectively, the “Parties”), is hereby amended as follows:
     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:
SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS
Invesco V.I. Balanced-Risk Allocation Fund
Invesco Van Kampen V.I. Comstock Fund
Invesco Van Kampen V.I. International Growth Fund
SEPARATE ACCOUNTS UTILIZING THE FUNDS
Ohio National Variable Account A
Ohio National Variable Account B
Ohio National Variable Account C
Ohio National Variable Account D
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

ONcore Series of individual variable annuities, including:
ONcore Xtra
ONcore Value
ONcore Premier
ONcore Lite
ONcore Flex
ONcore Ultra
ONcore Wrap
ONcore Lite II
ONcore Ultra II
ONcore Xtra II
ONcore Premier II
ONcore Flex II
ONcore Lite III
Top Series of variable annuities, including:

Top Plus
Top Explorer
Top Tradition
Top 1
Investar Vision/ Top Spectrum
Group variable annuities, including:

ONcore Advantage
Retirement Advantage
Pension Advantage
Performance Advantage
Portfolio Advanta

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: January 1, 2012.

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

Attest:	/s/ Melanie Ringold	By:	/s/ John M. Zerr
Name:	Melanie Ringold	Name:	John M. Zerr
Title:	Assistant Secretary	Title:	Senior Vice President

INVESCO DISTRIBUTORS, INC.

Attest:	/s/ Melanie Ringold	By:	/s/ John S. Cooper
Name:	Melanie Ringold	Name:	John S. Cooper
Title:	Assistant Secretary	Title:	President

THE OHIO NATIONAL LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts

Attest:	/s/ Therese S. McDonough	By:	/s/ Thomas A. Barefield

Name:	Therese S. McDonough	Name:	Thomas A. Barefield

Title:	Secretary	Title:	EVP/CMO

OHIO NATIONAL EQUITIES, INC.

Attest:	/s/ Kimberly Plante	By:	/s/ Thomas A. Barefield

Name:	Kimberly Plante	Name:	Thomas A. Barefield

Title:	Assistant Secretary	Title:	EVP/CMO